Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) is made and entered into effective September 30, 2016 (the “Effective Date”) by and between Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), and Kathleen M. Benning, a resident of Minnesota (“Executive”).

BACKGROUND

A. Executive is currently employed by the Company.

B. The Company and Executive are parties to an Amended and Restated Employment Agreement entered into effective September 16, 2008 (the “Employment Agreement”).

C. As of the Effective Date, Executive holds outstanding options to purchase shares of common stock of the Company and holds outstanding restricted stock unit awards, pursuant to written option agreements and restricted stock unit agreements, as applicable (the “Equity Awards”), as summarized in the attached Exhibit A to this Agreement.

D. Executive ceased to serve as the Company’s Executive Vice President, Chief Strategy Officer and Business Development as of September 23, 2016 (the “Transition Date”).

E. Executive and the Company have agreed that after the Transition Date Executive will remain employed with the Company until December 31, 2016 (the “Separation Date”) to provide services to the Company under the terms of this Agreement in order to facilitate a smooth transition for the Company; provided, however that Executive’s employment with the Company may be terminated earlier in accordance with subparagraph 2(d) below.

F. The parties intend to mutually conclude their employment relationship amicably, but mutually recognize that such a relationship may give rise to potential claims or liabilities.

G.The parties desire to resolve all issues now in dispute between them and have agreed to a full settlement of such issues.

NOW THEREFORE, in consideration of the mutual promises and provisions contained in this Agreement, the First Release and the Second Release (defined and referred to below), the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.    Separation; Transition Term. Executive hereby confirms that she ceased to serve the Company as an officer and as Executive Vice President, Chief Strategy Officer and Business Development of the Company as of the Transition Date. Executive further hereby confirms her separation as an employee of the Company and any of its subsidiaries and affiliates effective as of the Separation Date or such earlier date if Executive’s employment is terminated before the Separation Date in accordance with subparagraph 2(d) below. Executive’s employment with the Company will automatically terminate effective as of the Separation Date, unless earlier terminated in accordance with subparagraph 2(d) below. The period of Executive’s employment hereunder is referred to in this Agreement as the “Transition Term.” Executive may engage in other employment or business ventures during the Transition Term provided that she gives notice to the Company’s Chief Operating Officer, and provided that any employment or business venture does not breach Executive’s obligations under this Agreement or the Employment Agreement.

2.    Employment Terms During the Transition Term.

(a)    Scope of Engagement. Subject to the terms and conditions of this Agreement, Executive agrees to remain in the employ of the Company, and the Company agrees to continue Executive’s employment, for the duration of the Transition Term. During the Transition Term, Executive will continue to report directly to the Company’s Chief Operating Officer, and will, to the extent and in the manner reasonably requested by the Company’s Chief Operating Officer, assist in the transition of her duties and responsibilities. Executive understands and agrees that Executive will not be expected to perform services at the Company’s offices during the Transition Term unless specifically asked to do so by the Company’s Chief Operating Officer, but throughout the Transition Term Executive shall perform any services to the Company to the best of her ability.

(b)    Pay and Benefits. During the Transition Term, the Company will pay Executive a base salary for services performed at the annualized rate of $360,000.00, the annualized rate in effect immediately before the Effective Date, subject to normal withholdings and payable in accordance with the Company’s normal payroll practices. In addition, Executive will remain eligible to participate in the Company’s Cash Incentive Plan for 2016 (the “CIP”) in accordance with the terms of the CIP. Furthermore, during the Transition Term Executive will continue to be entitled to participate in all employee benefit plans and programs generally available to executive employees of the Company, to the extent that Executive meets the eligibility requirements for each individual plan or program. Executive’s participation in any plan or program will be subject to the provisions, rules, and regulations of, or applicable to, the plan or program. The Company provides no assurance as to the adoption or continuation of any particular employee benefit plan or program. Executive agrees to use any available vacation leave during the Transition Term and therefore acknowledges and agrees that Executive will not be entitled to receive payment for any unused vacation pay upon the termination of her employment with the Company.

(c)    Expenses. The Company shall reimburse Executive for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by her in the performance of her duties and responsibilities for the Company during the Transition Term. Such reimbursement shall be subject to the Company’s normal policies and procedures for expense verification, documentation, and reimbursement; provided, however, that Executive shall submit verification of expenses within 30 days after the date the expense was incurred, and the Company shall reimburse Executive for such expenses eligible for reimbursement within 30 days thereafter.

(d)    Early Termination. Notwithstanding anything in this Agreement to the contrary, Executive’s employment hereunder will terminate effective (i) September 30, 2016, if Executive does not sign this Agreement before the expiration of the consideration period identified in paragraph 9 below, (ii) November 11, 2016, if Executive signs this Agreement before the expiration of the consideration period identified in paragraph 9 below but Executive does not sign the First Release (as defined below) within the applicable time period set forth in the First Release, or (iii) immediately upon Executive’s rescission of the First Release, if Executive signs this Agreement before the expiration of the consideration period identified in paragraph 9 below and signs the First Release within the applicable time period set forth in the First Release but then rescinds the First Release within the applicable time period set forth in the First Release. In addition, Executive’s employment hereunder may be terminated before the Separation Date (i) by Executive at any time and for any reason, (ii) by the Company only for Cause (as defined in the Employment Agreement), or (iii) because of Executive’s death. In the event of termination of Executive’s employment before the Separation Date because of any of the foregoing reasons identified in this subparagraph 2(d), the Company’s only obligation hereunder shall be to pay such compensation and provide such benefits as are earned by Executive through the date of termination of employment. Executive expressly acknowledges and agrees that by signing this Agreement she is giving up any right to resign for Good Reason (as defined in the Employment Agreement) or receive any severance pay or benefits under this Agreement or the Employment Agreement in connection with any resignation for any reason during the Transition Term.

3.    Equity Awards. Executive acknowledges and agrees that the table included in Exhibit A is an accurate list of all outstanding option grants and equity-based awards received by Executive during her employment with the Company prior to the Effective Date, and that she has no other equity or equity-based compensation rights with respect to the Company or any affiliate. The Equity Awards shall continue to be governed by the terms and conditions set forth in the applicable written stock option and restricted stock unit agreements, and Executive shall continue to vest in such Equity Awards on the basis of being employed during the Transition Term without regard to her ceasing to be the Company’s Executive Vice President, Chief Strategy Officer and Business Development.

4.    First Release and Second Release by Executive. If Executive signs this Agreement before the expiration of the consideration period identified in paragraph 9 below, then Executive must also sign the first release attached to this Agreement as Exhibit B (the “First Release”) within the forty-five (45) day consideration period identified in the First Release, and not rescind the First Release within the fifteen (15) day rescission period identified in the First Release, in order for Executive to remain employed by the Company under the terms of this Agreement (and continue to receive the pay and benefits associated with such employment) after November 11, 2016. If on or within forty-five (45) days after the Separation Date (provided Executive’s employment is not terminated early under subparagraph 2(d) above before the Separation Date) Executive executes a second release substantially in the form attached to this Agreement as Exhibit C (the “Second Release”) and satisfies the other conditions identified in subparagraph 5(b) below, then Executive will be eligible for the additional consideration as set out in subparagraph 5(a) below. This

Agreement will not be interpreted or construed to limit the First Release or the Second Release in any manner. The existence of any dispute related to the interpretation of this Agreement or the alleged breach of this Agreement will not nullify or otherwise affect the validity or enforceability of the First Release or the Second Release.

5.    Separation Consideration.

(a)    Base Salary and Benefits Continuation. If Executive’s employment is not terminated early under subparagraph 2(d) above before the Separation Date, then Executive’s employment with the Company shall end as of the Separation Date and, subject to the conditions identified in subparagraph 5(b) below, Executive will receive (i) a lump sum payment of $100,000.00, less applicable withholdings, payable to Executive on the first regular payroll date of the Company that occurs after the six (6) month anniversary of the Separation Date, and (ii) the payments and benefits identified in Sections 10(a) and 10(d) of the Employment Agreement, which Executive and the Company agree include: (A) the Company paying Executive $180,000.00, less applicable withholdings, payable to Executive in equal installments in accordance with the Company’s regular payroll schedule, at the regular base salary payroll rate in effect as of the Separation Date, commencing on the first regular payroll date of the Company that occurs following the Separation Date and continuing for six (6) consecutive months thereafter, and (B) if Executive (and/or Executive’s covered dependents) is eligible for and properly elects to continue group medical insurance coverage, as in place immediately prior to the Separation Date, and if Executive continues to pay the employee portion of such medical coverage, the Company will pay or reimburse the employer portion of such coverage until the earlier of (1) eighteen (18) months after the Separation Date, or (2) the date Executive (and Executive’s covered dependents) are no longer eligible for medical continuation coverage under COBRA.

(b)    Conditions. The Company’s providing of the payments and benefits under subparagraph 5(a) will be conditioned upon Executive (i) signing and not revoking the Second Release in accordance with paragraph 4 above, (ii) materially complying with Executive’s obligations under this Agreement, the Employment Agreement or any other written agreement signed by Executive and the Company then in effect, and (iii) cooperating with the Company in the transition of Executive’s duties in accordance with the terms of this Agreement.

(c)    No Other Rights to Separation Pay or Benefits.  Executive acknowledges and agrees that except as provided in this Agreement, and subject to the terms and conditions of this Agreement, Executive is not eligible to receive, and will not become eligible to receive, any separation pay or benefits in connection with any termination of her employment with the Company on or before the Separation Date.  Therefore, Executive acknowledges and agrees that (i) the provisions in Sections 10(b), 10(c) and 11 of the Employment Agreement are hereby deleted in their entirety and of no further effect, and (ii) Executive will receive the payments and benefits identified under subparagraph 5(b) above only if Executive satisfies all of the conditions identified in this paragraph 5.

6.    Confidential Information; Intellectual Property; Noncompetition and Nonsolicitation Covenants; Other Post-Termination Obligations. Executive acknowledges entering into the Employment Agreement and hereby reaffirms her commitments and obligations under the Employment Agreement, including without limitation Executive’s obligations under Sections 5, 7, 8 and 15 of the Employment Agreement, except the restrictions listed in Section 8(a) of the Employment Agreement will be applied only for nine (9) months following the Separation Date. Except as provided in subparagraph 5(c), nothing in this Agreement is intended to modify, amend, cancel or supersede the Employment Agreement in any manner, and the parties agree that, except as provided in subparagraph 5(c), the Employment Agreement continues in full force and effect now, during the Transition Term and following the Separation Date.

7.    Confidentiality. The provisions of this Agreement, the First Release and the Second Release (collectively “Confidential Separation Information”) will be treated by Executive as confidential. Accordingly, Executive will not disclose Confidential Separation Information to anyone at any time, except it will not be a violation of this Agreement for Executive to disclose Confidential Separation Information to her immediate family, her attorneys, her accountants or tax advisors, or her financial planners.

8.    Records, Documents, and Property. Executive acknowledges and represents that she will deliver to the Company on or before the conclusion of the Transition Term any and all Company records and any and all Company property in her possession or under her control, including without limitation, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, data, tables, or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary, or other secret information of the Company and all copies thereof, and keys, access cards, access codes, source codes, passwords, credit cards, personal computers, telephones, and other electronic equipment belonging to the Company. Nothing in this paragraph 8 is intended to preclude Executive from keeping her personal possessions located on the Company's premises or documents that are related solely to her compensation, benefits, rights, and other perquisites of being an employee of the Company and/or its subsidiaries.

9.     Time to Consider Agreement; Effect of No Signature. Executive understands that she may take seven (7) calendar days after the date she receives this Agreement, not counting the day on which she receives this Agreement, to decide whether to sign this Agreement. If Executive does not sign this Agreement before the expiration of the 7-day consideration period then this Agreement will be of no effect and Executive’s employment will terminate effective September 30, 2016 in accordance with subparagraph 2(d) above, and all terms of the Employment Agreement, including without limitation the provisions in Section 10 of the Employment Agreement, will remain in effect in accordance with its terms.

10.     No Admission of Wrongdoing. Executive and the Company each understand and agree that this Agreement does not constitute an admission that the Company has violated any local ordinance, state or federal statute, or principle of common law, that any party has engaged in any unlawful or improper conduct, or that either party has been treated unfairly. Executive will not characterize this Agreement as an admission that the Company has engaged in any unlawful or improper conduct or treated Executive unfairly.

11.    Legal Representation. Executive acknowledges that she has been advised by the Company to consult with her own attorney before executing this Agreement, the First Release and the Second Release. Executive further acknowledges that before signing this Agreement she has had a full opportunity to consider this Agreement, the First Release and the Second Release, that she has had a full opportunity to ask any questions that she may have concerning this Agreement, the First Release and the Second Release, or the settlement of any potential claims against the Company, and that she has not relied upon any statements or representations made by the Company or its attorneys, written or oral, other than the statements and representations that are explicitly set forth in this Agreement and the documents referenced herein.

12.    Miscellaneous.
(a)    Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local income and employment taxes as the Company shall determine are required to be withheld pursuant to any applicable law or regulation. The Company makes no assurances to Executive as to the tax treatment of any payments hereunder and, except with respect to tax amounts withheld by the Company, Executive will be responsible for payment and remittance of all taxes due with respect to compensation received or imputed under this Agreement.

(b)    Section 409A. This Agreement is intended to satisfy or be exempt from the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986, as amended, including current and future guidance and regulations interpreting such provisions, and should be interpreted accordingly

(c)    Governing Law. All matters relating to the interpretation, construction, application, validity, and enforcement of this Agreement will be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

(d)    Jurisdiction and Venue. Executive and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the United States District Court, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement must be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, will be in Hennepin County, State of Minnesota.

(e)    Waiver of Jury Trial. To the extent permitted by law, Executive and the Company waive any and all rights to a jury trial with respect to any dispute arising out of or relating to this Agreement.

(f)    Entire Agreement. This Agreement sets forth the entire agreement between the Company and Executive with respect to Executive’s employment by the Company, the termination of such employment, and the Transition Term and, except as provided below, supersedes and all prior discussions, agreements and negotiations between the Company and Executive related to such subject matter. There are no undertakings, covenants, or commitments between Executive and the Company other than as set forth in this Agreement, the First Release, the Second Release, the Employment Agreement, the written agreements applicable to the Equity Awards, and any qualified employee benefit plans sponsored by the Company in which Executive is a participant, each of which remain in effect in accordance with their terms (and, in the case of the Employment Agreement, as modified by this Agreement).

(g)    Assignment. This Agreement shall not be assignable, in whole or in party, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign or delegate all or any portion of its rights and obligations under this Agreement to any corporation or other business entity (i) with which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or capital stock, or (iii) of which 50% or more of the capital stock or the voting control is owned, directly or indirectly, by the Company or which is under common ownership or control with the Company. Any such current or future successor, parent, affiliate or other joint venture partner to which any right or obligation has been assigned or delegated shall be deemed to be the “Company” for purposes of such rights or obligations of this Agreement.

(h)    Amendments. No amendment or modification of this Agreement will be effective unless made in writing and signed by the parties hereto.

(i)    Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, and such counterparts executed and delivered, each as an original, will constitute but one and the same instrument.

(j)    Severability. To the extent that any portion of any provision of this Agreement is held invalid or unenforceable, it will be considered deleted herefrom and the remainder of such provision and of this Agreement will be unaffected and will continue in full force and effect.

(k)    Survival. The provisions of this Agreement that by their terms or implication extend beyond the Transition Term shall survive the termination or expiration of the Transition Term and termination of Executive’s employment with the Company for any reason.

(l)    Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement or any of the provisions hereof.

(n)    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally; (ii) sent by facsimile or other similar electronic device with confirmation; (iii) delivered by reliable overnight courier; or (iv) three business days after being sent by registered or certified mail, postage prepaid, and in the case of (iii) and (iv) addressed as follows:

If to the Company:                 Attention: Andrew Block
Buffalo Wild Wings, Inc.
5500 Wayzata Boulevard, Suite 1600
Minneapolis, MN 55416
Fax: (952) 593-9787

If to Executive:	Latest address of Executive in the formal records of the Company

[signature page follows]

IN WITNESS WHEREOF, the parties have signed this Transition and Separation Agreement as of the Effective Date set forth above.

BUFFALO WIND WINGS, INC.		KATHLEEN M. BENNING
By:	/s/ Sally J. Smith	/s/ Kathleen M. Benning
	Sally J. Smith Chief Executive Officer and President	Signature

Exhibit A

EXHIBIT A

SUMMARY OF KATHLEEN M. BENNING’S OUTSTANDING STOCK OPTION (“OPTIONS”) AND RESTRICTED STOCK UNIT (“RSU”) HOLDINGS AS OF SEPTEMBER 23, 2016

INCENTIVE STOCK OPTIONS
Grant Name	Grant Price	Options Granted	Options Outstanding	Options Exercisable	Expiration Date
03/29/2010 ISO EIP	$48.35	3,175	3,175	3,175	25-Dec-16
03/28/0211 ISO	$53.75	728	728	728	31-Dec-17
03/28/2011 ISO	$53.75	562	562	562	31-Dec-17
03/28/2011 ISO	$53.75	23	23	23	31-Dec-17
03/28/2011 ISO	$53.75	729	729	729	31-Dec-17
03/26/2012 IS0	$94.42	1,159	1,159	1,159	30-Dec-18
04/01/2013 ISO	$87.53	1,452	1,452	824	29-Dec-19
2014 ISO March 31, 2014	$187.52	721	721	11	27-Dec-20
2015 ISO March 30, 2015	$182.97	652	652	0	26-Dec-21
2016 ISO March 28, 2016	$147.55	685	685	0	25-Dec-22
		9,886	9,886	7,211

NONQUALIFIED STOCK OPTIONS
Grant Name	Grant Price	Options Granted	Options Outstanding	Options Exercisable	Expiration Date
03/28/2011 NQ EIP	$53.75	166	166	166	31-Dec-17
03/28/2011 NQ EIP	$53.75	705	705	705	31-Dec-17
03/26/2012 NQ	$94.42	683	683	683	31-Dec-17
04/01/2013 NQ	$87.53	1,059	1,059	1,059	30-Dec-18
2014 ISO March 31, 2014 - NQ	$187.52	900	900	800	29-Dec-19
2015 ISO March 30, 2015 - NQ	$182.97	1,076	1,076	432	27-Dec-20
2016 ISO March 28, 2016 - NQ	$147.55	1,487	1,487	0	26-Dec-21
TOTAL		6,076	6,076	3,845	25-Dec-22

PERFORMANCE RESTRICTED STOCK UNITS
Grant Name	PSUs Outstanding	End Date
2014 RSU March 31, 2014	3,987	31-Mar-17
2015 RSU March 30, 2015	3,291	31-Mar-18
2016-2018 RSU March 28, 20916	4,072	31-Mar-19
TOTAL	11,350

Exhibit A1

Exhibit B

EXHIBIT B

FIRST RELEASE BY KATHLEEN M. BENNING

Definitions. I intend all words used in this First Release by Kathleen M. Benning (“Release”) to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

A.    I, me, and my include both me (Kathleen M. Benning) and anyone who has or obtains any legal rights or claims through me.

B.    BWW means Buffalo Wild Wings, Inc., any company or organization related to Buffalo Wild Wings, Inc. in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of Buffalo Wild Wings, Inc.

C.    Company means BWW; the present and past officers, directors, committees, shareholders, and employees of BWW; any company providing insurance to BWW in the present or past; any employee benefit plan sponsored or maintained by BWW (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for BWW; and anyone who acted on behalf of BWW or on instructions from BWW.

D.    Agreement means the Transition and Separation Agreement prepared by BWW that I received on the same date on which I received this Release, including all of the documents attached to the Agreement.

E.    Disclosure means the Disclosure Regarding Separation Benefit Eligibility attached to this Release as Attachment 1.

F.    My Claims mean all of my rights that I now have to any relief of any kind from the Company, whether I now know about such rights or not, including without limitation:

1.    all claims arising out of or relating to my employment with BWW or the termination of that employment;

2.    all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.    all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, failure to accommodate, or other alleged unlawful practices arising under the laws of the United States or any country or of any state, province, municipality, or other unit of government, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Civil

Exhibit B1

Exhibit B

Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act and the ADA Amendments Act, 42 U.S.C. §§ 1981, 1983 and 1985, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Lilly Ledbetter Fair Pay Act of 2009, the Minnesota Human Rights Act, Minnesota Statutes Chapter 181, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Minneapolis Civil Rights Ordinance, and workers’ compensation non-interference or non-retaliation state statutes (such as Minn. Stat. § 176.82);

4.    all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

5.    all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation or stock options, vacation pay, and expense reimbursements;

6.    all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

7.    all claims arising under any employment agreement or offer letter;

8.    all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

9.    all claims for attorneys' fees, costs, and interest.

However, My Claims do not include any claims that the law does not allow to be waived; any claims that may arise after the date on which I sign this Release; any claims for breach of the Agreement; any rights that I may have under the applicable written stock option and restricted stock unit agreements related to my Equity Awards (as defined in the Agreement); or any claims I may have for accrued benefits under any employee benefit plan sponsored by the Company in which I am a participant.

Agreement to Release My Claims. I will receive consideration from BWW as set forth in the Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that such consideration includes valuable consideration in addition to anything of value that I would

Exhibit B2

Exhibit B

be entitled to receive from BWW if I did not sign or if I rescinded this Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims. I understand and agree that, with the exception of money provided to me by a governmental agency as an award for providing information, I am not entitled to receive any money or other relief in connection with My Claims, regardless of who initiated or filed the claim, charge or other proceeding.

No Unlawful Restriction. I understand and agree that nothing in this Release or the Agreement is intended to or will: (a) impose any condition, penalty, or other limitation on my rights to challenge this Release; (b) constitute an unlawful release of my rights; or (c) prevent or interfere with my ability or right to provide truthful testimony if under subpoena to do so, to file any charge with or participate in any investigation or proceeding before the U.S. Equal Employment Opportunity Commission or any other federal, state or local governmental agency, or to respond to a subpoena, court order or as otherwise provided by law.

Additional Agreements and Understandings. Even though BWW will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release. My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Acknowledgement of Receipt of Information. I acknowledge that I received the Disclosure from BWW at the same time I received this Release. I have reviewed and understand the information contained in the Disclosure.

Period to Consider the Release. I understand that I have forty-five (45) days from the day that I receive this Release, not counting the day upon which I receive it, to consider whether I wish to sign this Release. If I sign this Release before the end of the 45-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release. I also agree that any changes made to this Release or to the Agreement before I sign it, whether material or immaterial, will not restart the 45-day period.

My Right to Rescind this Release. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to BWW by hand or mail within the 45-day

Exhibit B3

Exhibit B

period that I have to consider this Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to BWW by hand or by mail within the 15-day rescission period. All deliveries must be made within the applicable period and must be made to BWW at the following address:

Attention: Andrew Block
Buffalo Wild Wings, Inc.
5500 Wayzata Boulevard, Suite 1600
Minneapolis, MN 55416
Fax: (952) 593-9787

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be:

(1)    postmarked within the period stated above; and

(2)    properly addressed to BWW at the address stated above.

Interpretation of the Release. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with BWW. No child support orders, garnishment orders, or other orders requiring that money owed to me by BWW be paid to any other person are now in effect.

I have read this Release and the Disclosure carefully. I understand all of their terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement and its Exhibits (including this Release and the Disclosure). I am voluntarily releasing My Claims against the Company. I intend this Release and the Agreement to be legally binding.

Dated: ____________

Kathleen M. Benning

Exhibit B4

Exhibit C

EXHIBIT C

SECOND RELEASE BY KATHLEEN M. BENNING

Definitions. I intend all words used in this Second Release by Kathleen M. Benning (“Release”) to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

A.    I, me, and my include both me (Kathleen M. Benning) and anyone who has or obtains any legal rights or claims through me.

B.    BWW means Buffalo Wild Wings, Inc., any company or organization related to Buffalo Wild Wings, Inc. in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of Buffalo Wild Wings, Inc.

C.    Company means BWW; the present and past officers, directors, committees, shareholders, and employees of BWW; any company providing insurance to BWW in the present or past; any employee benefit plan sponsored or maintained by BWW (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for BWW; and anyone who acted on behalf of BWW or on instructions from BWW.

D.    Agreement means the Transition and Separation Agreement between BWW and me that I executed on September 30, 2016, including all of the documents attached to the Agreement.

E.    Disclosure means the Disclosure Regarding Separation Benefit Eligibility attached to this Release as Attachment 1.

F.    My Claims mean all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.    all claims arising out of or relating to my employment with BWW or the termination of that employment;

2.    all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.    all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, failure to accommodate, or other alleged unlawful practices arising under the laws of the United States or any country or of any state, province, municipality, or other unit of government, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the

Exhibit C1

Exhibit C

Americans with Disabilities Act and the ADA Amendments Act, 42 U.S.C. §§ 1981, 1983 and 1985, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Lilly Ledbetter Fair Pay Act of 2009, the Minnesota Human Rights Act, Minnesota Statutes Chapter 181, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Minneapolis Civil Rights Ordinance, and workers’ compensation non-interference or non-retaliation state statutes (such as Minn. Stat. § 176.82);

4.    all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

5.    all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation or stock options, vacation pay, and expense reimbursements;

6.    all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

7.    all claims arising under any employment agreement or offer letter;

8.    all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

9.    all claims for attorneys' fees, costs, and interest.

However, My Claims do not include any claims that the law does not allow to be waived; any claims that may arise after the date on which I sign this Release; any claims for breach of the Agreement; any rights that I may have under the applicable written stock option and restricted stock unit agreements related to my Equity Awards (as defined in the Agreement); or any claims I may have for accrued benefits under any employee benefit plan sponsored by the Company in which I am a participant.

Agreement to Release My Claims. I will receive consideration from BWW as set forth in the Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that such consideration includes valuable consideration in addition to anything of value that I would be entitled to receive from BWW if I did not sign this Release or if I rescinded this Release. In

Exhibit C2

Exhibit C

exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims. I understand and agree that, with the exception of money provided to me by a governmental agency as an award for providing information, I am not entitled to receive any money or other relief in connection with My Claims, regardless of who initiated or filed the claim, charge or other proceeding.

No Unlawful Restriction. I understand and agree that nothing in this Release or the Agreement is intended to or will: (a) impose any condition, penalty, or other limitation on my rights to challenge this Release; (b) constitute an unlawful release of my rights; or (c) prevent or interfere with my ability or right to provide truthful testimony if under subpoena to do so, to file any charge with or participate in any investigation or proceeding before the U.S. Equal Employment Opportunity Commission or any other federal, state or local governmental agency, or to respond to a subpoena, court order or as otherwise provided by law.

Additional Agreements and Understandings. Even though BWW will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release and I have done so. My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Acknowledgement of Receipt of Information. I acknowledge that I received the Disclosure from BWW at the same time I received this Release. I have reviewed and understand the information contained in the Disclosure.

Period to Consider this Release. I understand that I have 45 days after my Separation Date (as defined in the Agreement and provided my employment with BWW ended on the Separation Date) to consider whether I wish to sign this Release. If I sign this Release before the end of the 45-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release. I also agree that any changes made to this Release or to the Agreement before I sign it, whether material or immaterial, will not restart the 45-day period. I understand and agree that I may not sign this Release prior to my Separation Date.

My Right to Rescind this Release. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to BWW by hand or mail within the 45-day

Exhibit C3

Exhibit C

period that I have to consider this Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to BWW by hand or by mail within the 15-day rescission period. All deliveries must be made within the applicable period and must be made to BWW at the following address:

Attention: Andrew Block
Buffalo Wild Wings, Inc.
5500 Wayzata Boulevard, Suite 1600
Minneapolis, MN 55416
Fax: (952) 593-9787

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be:

(1)    postmarked within the period stated above; and

(2)    properly addressed to BWW at the address stated above.

Interpretation of the Release. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with BWW. No child support orders, garnishment orders, or other orders requiring that money owed to me by BWW be paid to any other person are now in effect.

I have read this Release and the Disclosure carefully. I understand all of their terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement and its Exhibits (including this Release and the Disclosure). I am voluntarily releasing My Claims against the Company. I intend this Release and the Agreement to be legally binding.

Dated: ____________

Kathleen M. Benning

Exhibit C4